Exhibit 3.53

ARTICLES OF INCORPORATION

OF

J. RUBY PRODUCTIONS, INC.

FIRST: The name of this corporation shall be J. RUBY PRODUCTIONS, INC.

SECOND: All of the issued shares of capital stock of the corporation shall be held of record by not more than ten (10) persons. This corporation is a close corporation.

THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the Corporations Code of the State of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the provisions of the Corporations Code of the State of California.

FOURTH: The number of Directors of the corporation shall be specified in the By-Laws of the corporation. The name and address of the person who is appointed to act as the first Director is:

ROBERT BIGGS	304 North Martel Avenue
Los Angeles, California 90048

FIFTH: The name of the corporation’s initial agent for service of process is ROBERT BIGGS, who may be served at 304 No. Martel Avenue, City of Los Angeles, County of Los Angeles, State of California.

SIXTH: The total number of shares which the corporation is authorized to issue is Fifty Thousand (50,000) shares. Such shares shall be of a single class.

IN WITNESS WHEREOF, the undersigned and above first Director of this corporation has executed these Articles of Incorporation on this 24 day of August, 1978.

/s/ Robert Biggs
ROBERT BIGGS

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STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On August 24, 1978, before me, the undersigned, a Notary Public in and for said State, personally appeared ROBERT BIGGS, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

/s/ Sherwin Goldstein
Notary Public

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CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

J. RUBY PRODUCTIONS, INC.,

a California corporation

Robert Biggs hereby certifies that:

1. He is the duly elected and acting President and Secretary of said corporation.

2. The Articles of Incorporation of said corporation shall be amended so that Article Second shall be stricken in its entirety.

3. The Articles of Incorporation of said corporation shall be further amended so that Article Sixth shall read as follows:

“There shall be only one class of shares authorized for issuance by this corporation, and the total number of shares which this corporation is authorized to issue shall be Fifty Thousand (50,000) shares. Upon the Amendment of this Article Sixth to read as hereinabove set forth, each outstanding share of stock is divided into 3,150 shares of stock.”

4. The foregoing amendments have been approved by the Board of Directors of said corporation.

5. The foregoing amendment to Article Second was approved by the required consent and approval of the sole shareholder of the corporation pursuant to §158 of the California General Corporation Law. The total number of outstanding shares of the only authorized class of shares entitled to vote on the foregoing amendments was 10; and the number of shares voting in favor of the foregoing amendment equaled or exceeded the number of votes required, such required vote being 2/3 of the outstanding shares. No consent of the sole shareholder was necessary for the amendment to Article Sixth since it only effected a stock split with no increase in the authorized number of shares. §902(c) of the California General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on November 25, 1981.

/s/ Robert Biggs
Robert Biggs, President

/s/ Robert Biggs
Robert Biggs, Secretary

The undersigned, Robert Biggs, the President and Secretary of J. Ruby Productions, Inc., declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at Los Angeles, State of California on November 25, 1981.

/s/ Robert Biggs
Robert Biggs

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CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

J. RUBY PRODUCTIONS, INC.,

a California corporation

Robert Biggs hereby certifies that:

1. He is the duly elected and acting President and Secretary of said corporation.

2. The Articles of Incorporation of said corporation shall be amended so that Article Sixth shall read as follows:

“There shall be only one class of shares authorized for issuance by this corporation, and the total number of shares which this corporation is authorized to issue shall be Fifty Thousand (50,000) shares. Upon the Amendment of this Article Sixth to read as hereinabove set forth, each outstanding share of stock is divided into 1-3/34 shares of stock.”

3. The foregoing amendments have been approved by the Board of Directors of said corporation. No consent of the shareholders was necessary for the amendment to Article Sixth since it only effected a stock split with no increase in the authorized number of shares. §902(c) of the California General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on October 6, 1982.

/s/ Robert Biggs
Robert Biggs, President

/s/ Robert Biggs
Robert Biggs, Secretary

The undersigned, Robert Biggs, the President and Secretary of J. Ruby Productions, Inc., declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at Los Angeles, State of California on October 6, 1982.

/s/ Robert Biggs
Robert Biggs

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